EXHIBIT 23

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 33-29136 and 333-160652) pertaining to the CSX Corporation Capital Builder Plan of our report dated June 23, 2015, with respect to the financial statements and supplemental schedule of the CSX Corporation Capital Builder Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2014.

/s/ Ernst & Young LLP
Certified Public Accountants
Jacksonville, Florida
June 23, 2015

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